Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-259568) on Form S-8 of our report dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedules I to II of Enact Holdings, Inc.

/s/ KPMG LLP
Raleigh, North Carolina
February 28, 2022